Exhibit 10.7

EXECUTION VERSION

AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

THIS AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of June 5, 2015, by and among Reit Management & Research LLC, a Maryland limited liability company (“Managing Agent”), and Reit Management & Research Trust, a Massachusetts business trust, on behalf of itself and those of its subsidiaries and affiliates as may from time to time own properties subject to this Agreement (each, an “Owner” and, collectively, “Owners”).

W I T N E S S E T H:

WHEREAS, Owners and Managing Agent are parties to a Property Management Agreement, dated as of September 1, 2011 (the “Original Agreement”); and

WHEREAS, Owners and Managing Agent wish to amend and restate the Original Agreement in its entirety;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Owners and Managing Agent agree that the Original Agreement is hereby amended and restated to read in its entirety as follows:

1.                                      Engagement.  Subject to the terms and conditions hereinafter set forth, Owners hereby engage Managing Agent to provide property management and administrative services with respect to office and other properties now owned or hereafter acquired by Owners or with respect to which Owners may have property management obligations (collectively, the “Managed Premises”), subject to and upon the terms and conditions set forth in this Agreement.  Managing Agent hereby accepts such engagement and agrees to devote such time, attention and effort as may be appropriate to operate and manage the Managed Premises in a diligent, orderly and efficient manner.  Managing Agent may subcontract out some or all of its obligations hereunder to third parties; provided, however, that, in any such event, Managing Agent shall be and remain primarily liable to Owners for performance hereunder.

2.                                      General Parameters.  Any or all services may be performed or goods purchased by Managing Agent under arrangements jointly with or for other properties owned or managed by Managing Agent and the costs shall be reasonably apportioned.  Managing Agent may employ personnel who are assigned to work exclusively at the Managed Premises or partly at the Managed Premises and other buildings owned and/or managed by Managing Agent.  Wages, benefits and other related costs of centralized accounting personnel and employees employed by Managing Agent and assigned to work exclusively or partly at the Managed Premises shall be fairly apportioned and reimbursed, pro rata, by Owners in addition to the Fee and Construction Supervision Fee (each as defined in Section 6).

3.                                      Duties.  Without limitation, Managing Agent agrees to perform the following specific duties:

(a)                                 To seek tenants for the Managed Premises in accordance with market rents and to negotiate leases, including renewals thereof, and to lease space to tenants, at rentals, and for periods of occupancy all on market terms.  To employ appropriate means in order that the availability of rental space is made known to potential tenants, including, but not limited to, the employment of brokers.  The brokerage and legal expenses of negotiating such leases and leasing such space shall be paid by the applicable Owner.

(b)                                 To collect all rents and other income from the Managed Premises and to give receipts therefor, both on behalf of Owners, and deposit such funds in such banks and such accounts as are named, from time to time, by Owners, in agency accounts for and under the name of Owners.  Managing Agent shall be empowered to sign disbursement checks on these accounts.  Managing Agent may also use pooled bank accounts for the benefit of Owners and other owners for whom the Managing Agent provides services, provided separate records and accountings of such funds are maintained.

(c)                                  To make contracts for and to supervise any repairs and/or alterations to the Managed Premises, including tenant improvements on reasonable commercial terms.

(d)                                 For Owners’ account and at its expense, to hire, supervise and discharge employees as required for the efficient operation and maintenance of the Managed Premises.

(e)                                  To obtain, at Owners’ expense, appropriate insurance for the Managed Premises protecting Owners and Managing Agent while acting on behalf of Owners against all normally insurable risks relating to the Managed Premises and complying with the requirements of Owners’ mortgagee, if any, and to cause the same to be provided and maintained by all tenants with respect to the Managed Premises to the extent required by the terms of such tenants’ leases.  Notwithstanding the foregoing, Owners may determine to purchase insurance directly for their own account.

(f)                                   To promptly notify the applicable Owner’s insurance carriers, as required by the applicable policies, of any casualty or injury to person or property at the Managed Premises, and complete customary reports in connection therewith.

(g)                                  To procure seasonably all supplies, other materials and services as may be necessary for the proper operation of the Managed Premises, at Owners’ expense.

(h)                                 To pay promptly from rental receipts, other income derived from the Managed Premises, or other monies made available by Owners for such purpose, all costs incurred in the operation of the Managed Premises which are expenses of Owners hereunder, including wages or other payments for services rendered, invoices for supplies or other items furnished in relation to the Managed Premises, and pay over forthwith the balance of such rental receipts, income and monies to Owners or as Owners shall from time to time direct.  (In the event that the sum of the expenses to operate and the compensation due Managing Agent exceed gross receipts in any month and no excess funds from prior months are available for payment of such excess, Owners shall pay promptly the amount of the deficiency thereof to Managing Agent upon receipt of statements therefor.)

(i)                                     To keep Owners apprised of any material developments in the operation of the Managed Premises.

(j)                                    To establish reasonable rules and regulations for tenants of the Managed Premises.

(k)                                 On behalf of and in the name of Owners, to institute or defend, as the case may be, any and all legal actions or proceedings relating to operation of the Managed Premises.

(l)                                     To maintain the books and records of Owners reflecting the management and operation of the Managed Premises, making available for reasonable inspection and examination by Owners or their representatives all books, records and other financial data relating to the Managed Premises at the place where the same are maintained.

(m)                             To prepare and deliver seasonably to tenants of the Managed Premises such statements of expenses or other information as shall be required on the landlord’s part to be delivered to such tenants for computation of rent, additional rent, or any other reason.

(n)                                 To aid, assist and cooperate with Owners in matters relating to taxes and assessments and insurance loss adjustments, notify Owners of any tax increase or special assessments relating to the Managed Premises and to enter into contracts for tax abatements services.

(o)                                 To provide such emergency services as may be required for the efficient management and operation of the Managed Premises on a twenty-four (24)-hour basis.

(p)                                 To enter into contracts on commercially reasonable terms for utilities (including, without limitation, water, fuel, electricity and telephone) and for building services (including, without limitation, cleaning of windows, common areas and tenant space, ash, rubbish and garbage hauling, snow plowing, landscaping, carpet cleaning and vermin extermination), and for other services as are appropriate to the Managed Premises.

(q)                                 To seek market terms for all items purchased or services contracted by it under this Agreement.

(r)                                    To take such action generally consistent with the provisions of this Agreement as Owners might with respect to the Managed Premises if personally present.

(s)                                   To, from time to time, or at any time requested by Owners, make reports of its performance of the foregoing services to the Company.

4.                                      Authority.  Owners give to Managing Agent the authority and powers to perform the foregoing duties on behalf of Owners and authorize Managing Agent to incur such reasonable expenses, as contemplated in Sections 2, 3 and 5 on behalf of Owners as are necessary in the performance of those duties.

5.                                      Special Authority of Managing Agent.  In addition to, and not in limitation of, the duties and authority of Managing Agent contained herein, Managing Agent shall perform the following duties:

(a)                                 Terminate tenancies and sign and serve in the name of Owners such notices therefor as may be required for the proper management of the Managed Premises.

(b)                                 At Owners’ expense, institute and prosecute actions to evict tenants and recover possession of rental space, and recover rents and other sums due; and when expedient, settle, compromise and release such actions or suits or reinstate such tenancies.

6.                                      Compensation.

(a)                                 In consideration of the services to be rendered by Managing Agent hereunder, Owners agree to pay and Managing Agent agrees to accept as its compensation (i) a management fee (the “Fee”) equal to three percent (3%) of the gross collected rents actually received by Owners from the Managed Premises, such gross rents to include all fixed rents, percentage rents, additional rents, operating expense and tax escalations, and any other charges paid to Owners in connection with occupancy of the Managed Premises, but excluding any amounts collected from tenants to reimburse Owners for the cost of capital improvements or for expenses incurred in curing any tenant default or in enforcing any remedy against any tenant; and (ii) a construction supervision fee (the “Construction Supervision Fee”) in connection with all interior and exterior construction renovation or repair activities at the Managed Premises, including, without limitation, all tenant and capital improvements in, on or about the Managed Premises, undertaken during the term of this Agreement, other than ordinary maintenance and repair, equal to five percent (5%) of the cost of such construction which shall include the costs of all related professional services and the cost of general conditions.

(b)                                 Unless otherwise agreed, the Fee shall be due and payable monthly, in arrears based on a reasonable annual estimate or budget with an annual reconciliation within thirty (30) days after the end of each calendar year.  The Construction Supervision Fee shall be due and payable periodically, as agreed by Managing Agent and Owners, based on actual costs incurred to date.

(c)                                  Notwithstanding anything herein to the contrary, Owners shall reimburse Managing Agent for reasonable travel expenses incurred when traveling to and from the Managed Premises while performing its duties in accordance with this Agreement; provided, however, that, reasonable travel expenses shall not include expenses incurred for travel to and from the Managed Premises by personnel assigned to work exclusively at the Managed Premises.

(d)                                 Managing Agent shall be entitled to no other additional compensation, whether in the form of commission, bonus or the like for its services under this Agreement.  Except as otherwise specifically provided herein with respect to payment by Owners of legal fees, accounting fees, salaries, wages, fees and charges of parties hired by Managing Agent on behalf of Owners to perform operating and maintenance functions in the Managed Premises, and the like, if Managing Agent hires third parties to perform services required to be performed hereunder by Managing Agent without additional charge to Owners, Managing Agent shall (except to the extent the same are reasonably attributable to an emergency at the Managed Premises) be responsible for the charges of such third parties.

7.                                      Term of Agreement.

(a)                                 The initial term of this Agreement shall commence on the date hereof and shall expire on December 31, 2016 (the “Initial Term”) and shall be automatically renewed for successive one-year terms (each, a “Renewal Term”) upon the expiration of the Initial Term and each Renewal Term unless notice of non-renewal is given in writing by the Managing Agent or Owner not less than thirty (30) calendar days before the expiration of the Initial Term or any Renewal Term.

(b)                                 In addition, either the Owner or Managing Agent may terminate this Agreement at any time, for any reason or for no reason at all, without payment of a premium and penalty, by the giving of not less than thirty (30) days prior written notice thereof to the other.  In such event, this Agreement shall terminate on the date set forth in such notice and neither party shall have any further rights or obligations hereunder except to pay to the other any amounts due through the termination date and for any obligations which expressly survive such termination.

8.                                      Termination.  Upon termination of this Agreement with respect to any of the Managed Premises for any reason whatsoever, Managing Agent shall as soon as practicable turn over to Owners all books, papers, funds, records, keys and other items relating to the management and operation of such Managed Premises, including, without limitation, all leases in the possession of Managing Agent and shall render to Owners a final accounting with respect thereto through the date of termination.  Owners shall be obligated to pay all compensation for services rendered by Managing Agent hereunder prior and up to the effective time of such termination, including, without limitation, any Fees and Construction Supervision Fees, and shall pay and reimburse to Managing Agent all expenses and costs incurred by Managing Agent prior and up to the effective time of such termination which are otherwise payable or reimbursable to Managing Agent pursuant to the terms of this Agreement (collectively, “Accrued Fees”).

A computation of all Accrued Fees, if any, due upon termination shall be delivered by Managing Agent to Owners within thirty (30) days following the effective date of termination. The Accrued Fees due upon termination shall be payable within ten (10) business days following the delivery to Owners of such computation.

9.                                      Assignment of Rights and Obligations.  Neither party may assign this Agreement or its rights hereunder or delegate its duties hereunder without the written consent of the other party, except that Managing Agent may assign this Agreement to any subsidiary of Reit Management & Research, Inc. (“Parent”) so long as such subsidiary is then and remains controlled by Parent and Owners may assign this Agreement to any person controlling or under common control with Owners.

10.                               Indemnification and Insurance.

(a)                                 Owners agree to defend, indemnify and hold harmless Managing Agent from and against all costs, claims, expenses and liabilities (including reasonable attorneys’ fees) arising out of Managing Agent’s performance of its duties in accordance with this Agreement including, without limitation, injury or damage to persons or property occurring in, on or about the Managed Premises and violations or alleged violations of any law, ordinance, regulation or order of any governmental authority regarding the Managed Premises except any injury, damage or violation resulting from Managing Agent’s fraud, gross negligence or willful misconduct in the performance of its duties hereunder.

(b)                                 Owners and Managing Agent shall maintain such commercially reasonable insurance as shall from time to time be mutually agreed by Owners and Managing Agent.

11.                               Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon confirmation of receipt when transmitted by facsimile transmission, on the next business day if transmitted by a nationally recognized overnight courier or on the third business day following mailing by first class mail, postage prepaid, in each case as follows (or at such other United States address or facsimile number for a party as shall be specified by like notice):

If to Owners:

Reit Management & Research Trust
255 Washington Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 969-1437

If to Managing Agent:

Reit Management & Research LLC
255 Washington Street
Newton, Massachusetts 02458
Attention:  President
Facsimile No.:  (617) 928-1305

12.                               Acquisitions and Dispositions of Properties.  Unless Owners and Managing Agent otherwise agree in writing, all properties from time to time acquired by Owners or their affiliates or which they shall be obligated to manager shall automatically become subject to this Agreement without amendment hereof.  Similarly, this Agreement shall automatically terminate with respect to all properties disposed of by Owners or as to which their obligation to manage shall terminate in the ordinary course of business, effective upon such disposition.

13.                               Modification of Agreement.  This Agreement may not be modified, altered or amended in any manner except by an amendment in writing, duly executed by the parties hereto.

14.                               Independent Contractor.  This Agreement is not one of general agency by Managing Agent for Owners, but Managing Agent is being engaged as an independent contractor.  Nothing in this Agreement is intended to create a joint venture, partnership, tenancy-in-common or other similar relationship between Owners and Managing Agent for any purposes whatsoever, and, without limiting the generality of the foregoing, neither the terms of this Agreement nor the fact that Owners and Managing Agent have joint interests in any one or more investments, ownership or other interests in any one or more entities or may have common officers or employees or a tenancy relationship shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

15.                               Law Governing.  The provisions of this Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts of law.

16.                               Successors and Assigns.  This Agreement shall be binding upon, and inure to the benefit of, any successors or permitted assigns of the parties hereto as provided herein.

17.                               No Third Party Beneficiary.  Except as otherwise provided in Section 20, no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

18.                               Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

19.                               Survival.  Except for Sections 1 through 5 and Sections 9 and 13, all other provisions of this Agreement shall survive the termination hereof.  Any termination of this Agreement shall be without prejudice to the rights of the parties hereto accrued prior to the termination or upon termination.

20.                               Arbitration.

(a)                                 Any disputes, claims or controversies arising out of or relating to this Agreement, the provision of services by Managing Agent pursuant to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of Owners, Parent or Managing Agent or any holder of equity interests (which, for purposes of this Section 20, shall mean any holder of record or any beneficial owner of equity interests or any former holder of record or beneficial owner of equity interests) of Owners, Parent or Managing Agent, either on his, her or its own behalf, on behalf of Owners, Parent or Managing Agent or on behalf of any series or class of equity interests of Owners, Parent or Managing Agent or holders of any equity interests of Owners, Parent or Manager Agent against Owners, Parent or Managing Agent or any of their respective trustees, directors, members, officers, managers (including Managing Agent or its successor), agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of Owners, Parent or Managing Agent (all of which are referred to as “Disputes”), or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 20.  For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions against the trustees, directors, officers or managers of Owners, Parent or Managing Agent and class actions by a holder of equity interests against those individuals or entities and Owners, Parent or Managing Agent.  For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party.  For purposes of this Section 20, the term “equity interest” shall mean, (i) in respect of Reit Management & Research Trust, shares of beneficial interest of Reit Management & Research Trust, (ii) in respect of Managing Agent, “membership interest” in the Manager as defined in the Maryland Limited Liability Companies Act and (iii) in respect of Parent, shares of capital stock of Parent.

(b)                                 There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration.  The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date AAA provides the list to select one (1) of the three (3) arbitrators proposed by AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the  second (2nd) arbitrator by such time, AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(c)                                  The place of arbitration shall be Boston, Massachusetts unless otherwise agreed by the parties.

(d)                                 There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.  For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(e)                                  In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland.  Any arbitration proceedings or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.  The Award shall be in writing and shall state the findings of fact and conclusions of law on which it is based.  Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset.  Subject to Section 20(g), each party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(f)                                   Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of Owners’, Parent’s or Managing Agent’s, as applicable, award to the claimant or the claimant’s attorneys.  Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(g)                                  Notwithstanding any language to the contrary in this Agreement, the Award, including but not limited to, any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (“Appellate Rules”). The Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of the Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof.  For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 20(f) hereof shall apply to any appeal pursuant to this Section and the appeal tribunal shall not render an award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(h)                                 Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 20(g), the Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators.  Judgment upon the Award may be entered in any court having jurisdiction.  To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(i)                                     This Section 20 is intended to benefit and be enforceable by Owners, Managing Agent, Parent and their respective holders of equity interests, trustees, directors, officers, managers (including Managing Agent or its successor), agents or employees, and their respective successors and assigns and shall be binding upon Owners, Managing Agent, Parent and their respective holders of equity interests, and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

21.                               Consent to Jurisdiction and Forum.  The exclusive jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall lie in any federal or state court located in Baltimore, Maryland.  By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself and in respect of its property with respect to such action. The parties irrevocably agree that venue would be proper in such court, and hereby waive any objection that such court is an improper or inconvenient forum for the resolution of such action.  The parties further agree and consent to the service of any process required by any such court by delivery of a copy thereof in accordance with Section 11 and that any such delivery shall constitute valid and lawful service of process against it, without necessity for service by any other means provided by statute or rule of court.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PROVISION OF SERVICES BY MANAGING AGENT PURSUANT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 20, this Section 21 shall not pre-empt resolution of the Dispute pursuant to Section 20.

22.                               Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any pre-existing agreements with respect to such subject matter.

23.                               Other Agreements.  Reit Management & Research Trust and Managing Agent are also parties to a Business Management Agreement, dated as of the date hereof, as in effect from time to time (the “Business Management Agreement”).  The parties agree that this Agreement does not include or otherwise address the rights and obligations of the parties under the Business Management Agreement and that the Business Management Agreement provides for its own separate rights and obligations of the parties thereto, including without limitation separate compensation payable to Managing Agent thereunder for services to be provided by the Managing Agent pursuant to the Business Management Agreement.

[Signature Page To Follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Property Management Agreement as a sealed instrument as of the date above first written.

MANAGING AGENT:

REIT MANAGEMENT & RESEARCH LLC

	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Treasurer

OWNERS:

REIT MANAGEMENT & RESEARCH TRUST

	By:	/s/ Adam D. Portnoy
Adam D. Portnoy
President and Chief Executive Officer

SOLELY IN RESPECT OF
SECTION 20, PARENT:

REIT MANAGEMENT & RESEARCH INC.

	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Treasurer and Chief Financial Officer

[Signature Page to Trust Amended and Restated Property Management Agreement]